Exhibit 99.4

MED-I-BANK, INC.

LETTER OF TRANSMITTAL

Box A

DESCRIPTION OF MED-I-BANK, INC. SHARES, OPTIONS AND/OR WARRANTS ENCLOSED (Attach additional sheets if necessary). See Instructions 4 and 10.
Name and Address of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Certificate(s), Stock Option Agreement(s) and/or Warrant(s))	Certificate Number(s) if applicable	Class of Stock if applicable	Number of Shares

Total Number of Shares

This letter of transmittal is to accompany certificates or agreements representing shares of common or preferred stock of Med-i-Bank, Inc. (the “Shares”) and/or shares of Med-i-Bank stock issuable pursuant to stock option agreements and/or warrants (collectively, the “Options”) transmitted in exchange for the merger consideration for the Shares and/or Options in the manner determined by Section 1.7 of the Merger Agreement in connection with the merger of

LAH MERGER CORP., a Michigan corporation (“LAH”)

and a wholly owned subsidiary of

MARSHALL & ILSLEY CORPORATION,

a Wisconsin corporation (“MARSHALL & ILSLEY”)

with and into

MED-I-BANK, INC., a Michigan corporation (“MED-I-BANK”)

RETURN BY MAIL TO:

Edwards & Angell, LLP

3 Stamford Plaza

301 Tresser Blvd., 7th Floor

Stamford, CT 06901

Attn: Vincent M. Kiernan, Esq.

In order to receive the merger consideration in exchange for the Shares and/or Options, you must complete and sign this letter of transmittal and submit it to Med-i-Bank’s outside counsel at the above address.

We recommend that all stock certificates and warrants be sent by overnight courier or by registered mail, appropriately insured, with return receipt requested.

For information or additional copies of this form, contact Vincent M. Kiernan from Edwards & Angell, LLP at (203) 975-7505.

BACKGROUND

You must use this letter of transmittal to surrender the certificates, stock option agreements and/or warrants representing the Shares and/or Options.  Please insert in Box A the name(s) exactly as they appear on your Med-i-Bank share certificates, stock option agreements and/or warrants.  Then complete the columns in Box A listing the Med-i-Bank stock certificate(s), stock option agreement(s) and/or warrant(s) you are submitting with this letter of transmittal.  A single letter of transmittal may only be used for Med-i-Bank share certificates, stock option agreements and/or options issued in the exact same name(s).  If you need additional blank copies of this form, please contact Med-i-Bank c/o Edwards & Angell, LLP at (203) 975-7505.

If you are an optionholder, Med-i-Bank is in possession of your original stock option agreement and that you will not be required to deliver it or complete the affidavit of lost, stolen or destroyed certificates below.  Med-i-Bank will deliver your original stock option agreement on your behalf to the exchange agent along with this letter of transmittal.

You must sign and date this letter of transmittal in Box B.

If you would like the consideration for the Shares and/or Options to be issued and paid to someone other than you, then you must complete Box C and obtain a signature guarantee in Box D.

If you would like the consideration for the Shares and/or Options to be sent to an address which is different than the address shown in Box A, you must complete Box E.

Finally, you must complete Box F by providing your Taxpayer Identification Number and signing and dating Box F.

It is important to read carefully the enclosed instructions to this letter of transmittal and the directions in each box.

MERGER CONSIDERATION

In connection with the acquisition of Med-i-Bank by Metavante Corporation (“Metavante”), a Wisconsin corporation and a wholly owned subsidiary of Marshall & Ilsley, through the merger of LAH with and into Med-i-Bank pursuant to the Merger Agreement and Plan of Reorganization (including the related exhibits, schedules and disclosure documents) dated as of May 9, 2005, as amended as of May 31, 2005, by and among Marshall & Ilsley, Metavante, LAH and Med-i-Bank (the “Merger Agreement”), you hereby surrender to Med-i-Bank for cancellation and delivery to Continental Stock Transfer & Trust Company, as exchange agent, or to Metavante (pursuant to Sections 1.6(l)(ii) and (v) of the Merger Agreement) certificates, stock option agreements and/or warrants representing the Shares and/or Options listed above in exchange for your portion of the merger consideration set forth in Section 1.7 of the Merger Agreement.

REPRESENTATIONS

By signing in Box B, you:

1.

Represent and warrant that you were as of the effective time of the merger and are as of the date stated in Box B the registered holder of the Shares and/or Options represented by the certificate(s), stock option agreement(s) and/or warrant(s) listed in Box A above and surrendered with this letter of transmittal (including the original stock options agreement held by Med-i-Bank), with good title to the Shares and/or Options and full power and authority to sell, assign and transfer the Shares and/or Options, free and clear of all liens, claims and encumbrances, and not subject to any adverse claims.

2.

Represent that you have read the Merger Agreement and that you understand, agree and acknowledge that you are bound by your indemnification obligations as set forth in the Merger Agreement with respect to your ownership of the Shares and/or Options.

3.

Agree, upon request, to execute any additional documents necessary or desirable to complete the surrender and exchange of the Shares and/or Options.

4.

Hereby irrevocably appoint Wind Point Partners III, L.P. (the “Shareholders’ Agent”), effective as of the effective time of the merger, as your true and lawful attorney-in-fact and agent and authorize the Shareholders’ Agent to act for you and in your name, place and stead, in any and all capacities and to do and perform every act and thing required or permitted to be done in connection with the merger and all of the other documents and agreements contemplated thereby, as fully to all intents and purposes as you might or could do in person (the “Authorized Actions”), including, without limitation:

(a)

the review, approval, dispute, negotiation and arbitration of the working capital adjustment to the merger consideration pursuant to Section 1.9 of the Merger Agreement;

(b)

the approval, dispute, negotiation, arbitration and litigation of indemnification claims pursuant to Article VII of the Merger Agreement or the related Escrow Agreement (as defined in the Merger Agreement);

(c)

all actions required of the Shareholders’ Agent under the Merger Agreement or the Escrow Agreement, including the distribution of funds to the holders of the Shares and Options as authorized in the Merger Agreement and from the Escrow Fund (as defined in the Merger Agreement); and

(d)

engaging such professional advisors as the Shareholders’ Agent deems necessary on behalf of the holders of Shares and Options and paying such advisors’ reasonable fees and expenses, including the Shareholders' Agent's entitlement to full reimbursement of such fees and expenses solely from the Escrow Fund.

5.

Agree that you shall be bound by the agreements, documents and instruments executed and delivered by the Shareholders’ Agent, including any amendments, modifications, alterations or waivers hereof as fully as if you had executed and delivered such documents themselves.  You hereby acknowledge and agree that Marshall & Ilsley, Metavante, Med-i-Bank and LAH shall be entitled to rely on any Authorized Action taken by the Shareholders’ Agent on your behalf, and each Authorized Action shall be binding on you as fully as if they had taken such Authorized Action.

6.

Agree that the Shareholders’ Agent shall not be liable to you, and you agree not to take any action against the Shareholders’ Agent, for any matter arising out of the performance of the Shareholders’ Agent’s duties under the Merger Agreement and the Escrow Agreement, except in the event such matter arises solely from the gross negligence or willful misconduct of the Shareholders’ Agent.

7.

Hereby appoint Med-i-Bank and the exchange agent, as your agent, to effect the exchange pursuant to the Merger Agreement and the instructions below.  You authorize Marshall & Ilsley, Metavante, LAH, Med-i-Bank, the Shareholders’ Agent and the exchange agent to rely upon all representations, certifications and instructions accompanying this letter of transmittal.

8.

Agree and acknowledge that all authority conferred or agreed to be conferred in this letter of transmittal shall be binding upon your successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, your death or incapacity.

Please read the instructions to this letter of transmittal carefully before completing the form.

SIGNATURE

Box B

The undersigned represents and warrants that the undersigned has full power and authority to transfer the Shares and/or Options surrendered hereby (including the original stock option agreement held by Med-i-Bank) and that the transferee will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the Shares and/or Options are accepted for exchange by the exchange agent.  The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Marshall & Ilsley to be necessary and desirable to complete the transfer of the Shares and/or Options surrendered hereby.

Date:

PLEASE SIGN HERE

Signature:

Signature:

Signature(s) of registered holder(s) must be EXACTLY as name(s) appear(s) in Box A.

If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the capacity of the person signing should be indicated.  See Instruction 5.

Name(s):

(Please Print)

Capacity:

Daytime Area Code and Telephone Number:

The exchange agent has been instructed not to make any exchange of your shares until this letter of transmittal has been executed and delivered by Med-i-Bank to the exchange agent together with your stock certificates, stock option agreements and/or warrants.

SURRENDER OF CERTIFICATES

Your Med-i-Bank certificates, stock option agreements and/or warrants must be surrendered along with a completed letter of transmittal in order to receive the merger consideration.  Nominee record holders, which include a nominee, trustee or any other person that holds the Shares and/or Options in any capacity whatsoever on behalf of another person or entity, are directed to Instruction 11.

The tax consequences for holders of the Shares and/or Options will vary.  You are urged to consult with your tax advisor.

LOST STOCK CERTIFICATES OR WARRANTS

If your stock certificate(s) and/or warrant(s) has (have) been lost, stolen or destroyed, and you require assistance in replacing it (them), you must complete the affidavit of lost, stolen or destroyed certificates below (see Instruction 9).  You cannot submit an effective letter of transmittal without attaching your stock certificates and/or warrants to this letter of transmittal or completing the affidavit of lost, stolen or destroyed certificates below.

Affidavit of Lost, Stolen or Destroyed Stock Certificates (includes warrants) — This affidavit is valid only if signed and notarized below.
This section is to be completed only if you cannot locate your stock certificates and/or warrant.
State of	Name of Holder
County of	Address
City/State/Zip
List certificate or warrant number(s) (if applicable), class of stock (if applicable) and number of shares of stock
Certificate Number(s):	Total Number of Shares:
Class of Stock	Date of Warrant (If applicable)
The undersigned person(s) says that:

I am the lawful owner of the above-described stock certificate(s) and/or warrant(s).  The stock certificate(s) and/or warrant(s) has (have) not been endorsed, transferred, assigned or otherwise disposed of.  I have made a diligent search for the stock certificate(s) and/or warrant(s) and have been unable to find it, and make this affidavit for the purpose of exchanging the stock certificate(s) and/or warrant(s) without surrendering the stock certificate(s) and/or warrant(s).   I agree to indemnify Med-i-Bank, Inc., Marshall & Ilsley Corporation and Continental Stock Transfer & Trust Company from all liabilities, losses, damages and expenses (including attorneys’ fees) that any of them may sustain or incur by reason or on account of the loss of the above stock certificate(s) and/or warrant(s).  I hereby agree to surrender the stock certificate(s) and/or warrant(s)for cancellation should I, at any time, find the stock certificate(s) and/or warrant(s).

Date of Affiant (shareholder) this	Day of	, 20
Signature of Affiant (shareholder)
Signature of Co-Affiant (co-shareholder)
Notary Public (Affix Notarial Seal)
Note:	Notary required

DELIVERY AND PAYMENT

In order to receive the merger consideration, this letter of transmittal must be (i) completed and signed in Box B and on the Substitute Form W-9 in Box F and (ii) mailed or delivered with your Med-i-Bank stock certificate(s) and/or warrant(s) to Med-i-Bank, c/o Edwards & Angell, LLP at 301 Tresser Blvd., 7th Floor, Stamford CT 06901, Attn: Vincent M. Kiernan.

The method of delivery of the Med-i-Bank stock certificates and/or warrants and all other required documents to Med-i-Bank c/o Edwards & Angell, LLP is at your election and at your risk; however, if sent by mail, it is recommended that they be sent by overnight courier or by registered mail, appropriately insured, with return receipt requested.

Unless otherwise indicated below in Box C, in exchange for the Med-i-Bank stock certificates, stock option agreements and/or warrants to be delivered by Med-i-Bank on your behalf to the exchange agent or to Metavante, as applicable, you hereby request issuance and payment of the merger consideration to you.  Similarly, unless otherwise indicated below in Box E, you hereby request that the merger consideration be delivered to you at the address shown in Box A.  If both Box C and Box E are completed, the merger consideration will be issued and paid in the name of the person or entity named in Box C and delivered to the person or entity named in Box E.  Appropriate signature guarantees must be included with respect to the Shares and/or Options for which special issuance and payment instructions in Box C have been given.

Box C

SPECIAL ISSUANCE AND PAYMENT INSTRUCTIONS

(See Instructions 1, 2, 6, 7, and 8)

Complete this information ONLY if the certificate representing the shares of Marshall & Ilsley common stock to be issued and/or the wire transfer or the check representing the cash to be paid in exchange for the Shares and/or Options listed above is to be issued and paid in the name of someone other than the persons listed in Box A.  Note:  The person named in these Special Issuance and Payment Instructions must also complete the Substitute Form W-9.

Issue the certificate representing the shares of Marshall & Ilsley common stock to be issued and the wire transfer or the check representing the cash to be paid in exchange for the Shares and/or Options listed above to:

Name

(Please Print)

Address

(Include Zip Code)

Wire Transfer Instructions (if applicable):

Name of Bank:

ABA Routing No.:

Account No.:

For further credit to Account No.:

If you complete this box, you will need a signature guarantee in Box D by an eligible institution.  See Instruction 2.

Box D

SIGNATURE GUARANTEE

(Required only in cases specified in Instruction 2)

The undersigned hereby guarantees the signature(s) which appear(s) on this letter of transmittal.

Dated:  ____________________

(Name of Eligible Institution Issuing Guarantee)

(Please Print)

(Fix Medallion Stamp Above)

Box E

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1 and 7)

Complete this information ONLY if the certificate representing the shares of Marshall & Ilsley common stock to be issued and/or the wire transfer or the check representing the cash to be paid in exchange for the Shares and/or Options listed above and to be issued in the name of and paid to the persons listed in Box A or Box C are to be sent to an address other than that shown in Box A or Box C.

Mail the certificate representing the shares of Marshall & Ilsley common stock to be issued and the wire transfer or the check representing the cash to be paid in exchange for the Shares and/or Options listed above to:

Name

(Please Print)

Address

(Include Zip Code)

Wire Transfer Instructions (if applicable):

Name of Bank:

ABA Routing No.:

Account No.:

For further credit to Account No.:

Check this box if this is a permanent change of address ☐

Box F

Substitute W-9 Certification of Taxpayer Identification Number

(See Instruction 8)

Name of Company:  Med-i-Bank, Inc.

As a registered owner of securities of the corporation listed above, you are requested to sign and return this certification.

Part 1 – Taxpayer Identification Number (TIN)

Please enter your taxpayer identification number and sign and date.  Failure to provide your correct taxpayer identification number will result in a 30 percent withholding.

The Taxpayer Identification Number for an individual is his/her Social Security number.	Enter Taxpayer Identification Number or Employer Identification Number below
Note: In addition to providing your signature, please print or type your name and address on the bottom portion of this form.

Part 2 – Certification

Under penalties of perjury, I certify (1) that the number shown in this form is my correct Taxpayer Identification Number, (2) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (3) that I am a U.S. person.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature

Date

Note:  If you have been notified that you are subject to backup withholding due to notified payee under reporting, and if you have not received a notice from the IRS advising you that back-up withholding has terminated, strike out the language in clause (2) of the paragraph above.

Part 3 – Awaiting TIN

Check this box if you have not been issued a TIN and have applied for a TIN or intend to apply for a TIN in the future.  Please see Instruction 8 for more information.  ☐

Name:

Address:

INSTRUCTIONS

Until Med-i-Bank receives a completed letter of transmittal accompanied by a record holder’s Med-i-Bank certificates, stock option agreements (which are in the possession of Med-i-Bank) and/or warrants or signed and notarized affidavit of lost, stolen or destroyed certificates at the address set forth above, together with such other documents as Med-i-Bank or the exchange agent or Metavante, as applicable, may require, and until those documents are processed for exchange, such holders will not receive any merger consideration or any dividends or other distributions payable on the shares of Marshall & Ilsley common stock, if any, to be issued to such holder.  No interest will accrue on the merger consideration or such dividends or other distributions.  Any such dividends or other distributions will not be reinvested pursuant to any plan.  If your stock certificate(s) and/or warrant(s) is (are) lost, stolen or destroyed, please refer to Instruction 9 below.

1.

No Fractional Shares.  No certificates or scrip representing a fraction of a share of Marshall & Ilsley common stock shall be issued.  Each holder who would otherwise be entitled to receive a fractional share of Marshall & Ilsley common stock will be paid an amount in cash equal to the amount of any cash payable with respect to a fractional share of Marshall & Ilsley common stock to which such holder is entitled pursuant to Section 1.7(b)(vi) of the Merger Agreement.  No shareholder will be entitled to interest, dividends, voting rights or any other rights with respect to any fractional share of Marshall & Ilsley common stock.

2.

Guarantee of Signatures.  Signatures on this letter of transmittal need not be guaranteed unless Box C entitled “Special Issuance and Payment Instructions” has been completed and Marshall & Ilsley common stock is to be issued and cash is to be paid to someone other than the holder named in Box A.  In such event, signatures on this letter of transmittal must be guaranteed by an eligible guarantor institution pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.  Generally, a member firm of the New York Stock Exchange or any bank or trust company that is a member of the Medallion Program is an eligible guarantor institution.  Notaries public cannot execute acceptable signature guarantees.

3.

Delivery of Letter of Transmittal and Stock Certificates.  This letter of transmittal, properly completed and duly executed, together with the stock certificate(s) and/or warrants representing the Shares and/or Options, as the case may be, should be delivered to Med-i-Bank c/o Edwards & Angell, LLP at the address set forth above, for delivery on your behalf to the exchange agent or to Metavante pursuant to Sections 1.6(l)(ii) and (v) of the Merger Agreement.  The method of delivery of the Med-i-Bank stock certificates and/or warrants and all other required documents to Med-i-Bank is at the election and risk of the record holder of the Shares and/or Options; however, if sent by mail, it is recommended that they be sent by overnight courier or by registered mail, appropriately insured, with return receipt requested.

4.

Inadequate Space.  If the space provided in this form is inadequate, the stock certificate numbers and class of stock, if applicable, and the numbers of shares of Med-i-Bank stock represented by those certificates and/or the number of shares issuable pursuant to the stock options agreements and/or warrants should be listed on additional sheets and attached to this form.

5.

Signatures on Stock Powers and Endorsements.

(a)

All signatures must correspond exactly with the name written on the face of the Med-i-Bank certificate(s), stock option agreement(s) and/or warrant(s) without alteration, variation or any change whatsoever.

(b)

If the Med-i-Bank certificate(s), stock option agreement(s) and/or warrant(s) surrendered is (are) held of record by two or more joint owners, all such owners must sign this letter of transmittal.

(c)

If any of the surrendered Shares and/or Options are registered in different names on several Med-i-Bank certificates, stock option agreements and/or warrants, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of Med-i-Bank certificates, stock option agreements and/or warrants.

(d)

If this letter of transmittal is signed by a person(s) other than the record holder(s) of the Med-i-Bank certificates, stock option agreements and/or warrants delivered (other than as set forth in paragraph (e) below), such certificates, stock option agreements and/or warrants must be endorsed or accompanied by appropriate stock powers or other transfer documents, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate, stock option agreement and/or warrant.

(e)

If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the accompanying Med-i-Bank certificates, stock option agreements and/or warrants, he or she must indicate the capacity in which he or she is acting when signing and must submit proper evidence of his or her authority to act.

6.

Transfer Taxes.  In the event that any transfer or other taxes become payable by reason of the issuance of the merger consideration in any name other than that of the holder of the Shares and/or Options, such transferee or assignee must pay such tax to the exchange agent or must establish to the satisfaction of the exchange agent that such tax has been paid.

7.

Special Issuance and Payment Instructions and Special Delivery Instructions.  Indicate the name and/or address of the person(s) to whom the shares of Marshall & Ilsley common stock to be issued and the wire transfer or the check representing the cash to be paid in exchange for the Shares and/or Options are to be issued, paid and sent, if different from the name and/or address of the person(s) named in Box A of this letter of transmittal.  If any certificate representing Marshall & Ilsley common stock, wire transfer or check is to be issued in the name of someone other than the registered holder of the surrendered certificates, please refer to Instruction 2, above.

8.

Withholding.  Each surrendering holder of the Shares and/or Options is required to provide Med-i-Bank with such holder’s correct Taxpayer Identification Number, or TIN, on the Substitute Form W-9 in Box F, and to certify whether such holder is subject to backup withholding.  The TIN that must be provided is that of the holder of the Shares and/or Options with respect to the Med-i-Bank stock certificate(s), stock option agreement(s) and/or warrant(s) surrendered with this form, or of the last transferee appearing on the transfers attached to or endorsed on such certificate(s), stock option agreement(s) and/or warrant(s) or, if a wire transfer is sent or a check is made payable to another person as provided in Box C above entitled “Special Issuance and Payment Instructions,” then the TIN of that person.  Failure to provide the information on the Substitute Form W-9 may subject the surrendering holder of the Shares and/or Options to 30% federal income tax withholding on payments made to such surrendering holder with respect to the Shares and/or Options and on future dividends paid by Marshall & Ilsley.  Marshall & Ilsley reserves the right in its sole discretion to direct the exchange agent to take whatever steps are necessary to comply with Marshall & Ilsley’s obligations regarding backup withholding.

A holder of the Shares and/or Options must cross out item (2) in Part 2 of Substitute Form W-9 if such holder has been notified by the Internal Revenue Service that such holder is currently subject to backup withholding.  The box in Part 3 of the Substitute Form W-9 should be checked if the surrendering holder of the Shares and/or Options has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future.  If the box in Part 3 is checked and the exchange agent or Metavante, as applicable, is not provided with a TIN within 60 days thereafter, Marshall & Ilsley or Metavante, as applicable, will withhold 30% of all such payments and dividends until a TIN is provided to the exchange agent or Metavante, as applicable.  Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.

9.

Lost, Stolen, or Destroyed Certificates.  You cannot submit an effective letter of transmittal without attaching your Med-i-Bank stock certificate(s) and/or warrant(s) to the letter of transmittal.  If your Med-i-Bank stock certificate(s) and/or warrant(s) has (have) been lost, stolen or destroyed, you must complete the affidavit of lost, stolen or destroyed certificates above.

10.

Certificates and Share Allocations.  All holders of the Shares and/or Options must complete Box A in order to receive the merger consideration.  To properly complete Box A, the certificate number and class of stock of each Med-i-Bank stock certificate surrendered with this form must be written in the column under the headings “Certificate Number(s)” and “Class of Stock” and the number of shares of Med-i-Bank stock represented by each Med-i-Bank stock certificate, stock option agreement and/or warrant surrendered should be written in the column under the heading “Number of Shares”.

All holders of the Shares and/or Options must surrender their Med-i-Bank certificate(s), stock option agreement(s) and/or warrant(s) to Med-i-Bank c/o Edwards & Angell, LLP in order to receive the merger consideration.  Holders of the Shares and/or Options should see “Important Tax Information” below for important tax consequences.

11.

Holders Who Are Nominees, Trustees or Other Representatives.  Each holder of record is entitled to submit a letter of transmittal covering all of the Shares and/or Options actually held of record by such holder.  Beneficial owners who are not record holders are not entitled to submit letters of transmittal.  Persons submitting a letter of transmittal on behalf of a registered stockholder, optionholder or warrantholder, as the case may be, as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 5 above.

12.

Termination of Exchange.  You may exchange your Med-i-Bank stock certificate(s), stock option agreement(s) and/or warrant(s) for Marshall & Ilsley common stock and/or cash through Med-i-Bank for up to six months following the effective time of the merger, after which time you should look to Marshall & Ilsley or to Metavante to claim your merger consideration, as applicable.  Marshall & Ilsley, Metavante or Med-i-Bank shall not be liable for delivering any unclaimed shares of Marshall & Ilsley common stock, cash payments, dividend payments or payments in lieu of fractional shares, as applicable, to a public official under any abandoned property, escheat or similar laws.

13.

Miscellaneous.  None of Marshall & Ilsley, Metavante, Med-i-Bank, Edwards & Angell, LLP or the exchange agent is under any duty to give notification of defects in any letter of transmittal.  Marshall & Ilsley, Metavante, Med-i-Bank, Edwards & Angell, LLP and the exchange agent shall not incur any liability for failure to give such notification, and each of Marshall & Ilsley, Metavante, Med-i-Bank and the exchange agent has the absolute right to reject any and all letters of transmittal not in proper form or to waive any irregularities in any letter of transmittal.

14.

Inquiries. All inquiries with respect to completion of this form and the surrender of any certificate(s), stock option agreement(s) and/or warrant(s) representing the Shares and/or Options in exchange for shares of Marshall & Ilsley common stock should be made to Edwards & Angell, LLP, Attn: Vincent M. Kiernan at (203) 975-7505.

IMPORTANT TAX INFORMATION

Withholding.  Under the federal income tax law, the exchange agent or Metavante, as applicable, is required to file a report with the IRS disclosing any payments of cash being made to each holder of Med-i-Bank certificates pursuant to the Merger Agreement and to impose 30% backup withholding if required.  If the correct certifications on Substitute Form W-9 are not provided, a penalty may be imposed by the IRS and payments made for the Shares and/or Options may be subject to backup withholding of 30%.  Withholding is also required if the IRS notifies the recipient that such recipient is subject to backup withholding as a result of a failure to report interest and dividends.

In order to avoid backup withholding of federal income tax resulting from a failure to provide a correct certification, a United States (U.S.) citizen or resident or other U.S. entity must, unless an exemption applies, provide Med-i-Bank with his or her correct TIN on Substitute Form W-9 as set forth on this letter of transmittal.  Such person must certify under penalties of perjury that such number is correct and that such holder is not otherwise subject to backup withholding.  The TIN that must be provided is that of the registered holder of the Med-i-Bank certificate(s), stock option agreement(s) and/or warrant(s) or of the last transferee appearing on the transfers attached to or endorsed on the Med-i-Bank certificate(s), stock option agreement(s) and/or warrant(s) or, if a wire transfer or a check is made payable to another person as provided in Box C entitled “Special Issuance and Payment Instructions,” then the TIN of such person.  Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required.

Backup withholding is not an additional federal income tax.  Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld.  If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

Please read the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional important information on how to complete the Substitute Form W-9.